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                                                                    EXHIBIT 10.7


I|C|M|B  OCEAN TOMO


                                ENGAGEMENT LETTER
                                -----------------



October 8, 2003

Mr. Jason Geng
CEO
Genex Technologies, Inc.
10605 Concord Street, Suite 500
Kensington, MD 20895-2504

Dear Mr. Geng

We are pleased to confirm our understanding that Genex Technologies, Inc. ("Genex", or the "Company") has engaged Ocean Tomo, LLC, d.b.a. I|C|M|B Ocean Tomo ("Ocean Tomo") as its exclusive - outside strategic advisor solely in connection with a Transaction (as defined below) involving the Company, and expressly not in connection with any activities not involving a potential Transaction (including, but not limited to, legal, tax, accounting, or other similar strategic advisory services), on the terms and conditions set forth below.

1. SERVICES. In connection with its engagement hereunder, Ocean Tomo will, as appropriate and as requested by the Company, advise and assist the Company in analyzing and evaluating the business, operations and financial position of the Company (including performing financial and intellectual property valuation analysis) in connection with the evaluation of potential Transactions; (b) advising the Company in connection with potential Transactions, (c) performing such other consulting services as we may agree upon; and (d) if the Company chooses to pursue one or more potential Transactions: (i) assisting the Company to identify potential opportunities for such Transactions as may be requested by the Company, (ii) advising the Company concerning such opportunities, (iii) participating, under the direction of the Company, on the Company's behalf in negotiations regarding potential Transactions, and (iv) rendering an opinion as to the fairness from a financial point of view of the consideration to be paid pursuant to any such potential Transaction, as may be reasonably requested by the Company. Ocean Tomo does not, however, guarantee any success in consummating a Transaction for the Company, and shall have no liability to the Company in the event no Transaction occurs. The Company acknowledges and agrees that (A) Ocean Tomo is being retained solely to assist the Company in its efforts to effect a Transaction and (B) Ocean Tomo is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or creditors of the Company or any other person by virtue of this letter agreement and the retention of Ocean Tomo hereunder, all of which are hereby expressly waived. Ocean Tomo is not a registered broker-dealer and will not engage in effecting securities transactions or otherwise engage in any other activities that require broker-dealer registration.

2. COMPENSATION. The Company will pay to Ocean Tomo a consulting retainer in the amount of $20,000 per month for a three-month period. Monthly consulting retainer payments shall be made upon acceptance of this letter agreement and sixty and ninety days - thereafter. Such payments shall be non-refundable, except upon the material breach by Ocean Tomo of this letter agreement, and are not contingent upon completion of any Transaction or specified performance by either Ocean Tomo or the Company. The retainer payments will be credited towards the Advisory Fee, provided that the aggregate of the retainer payments and Advisory Fee shall not be less than $210,000 (i.e., if the Advisory Fee is $200,000, then $50,000 of the retainer will be credited so that the aggregate payment will be $210,000).

         If a Transaction is consummated, during the term of this letter agreement or during the ensuing 6 month period thereafter, the Company shall pay to Ocean Tomo an "Advisory Fee." The Advisory Fee, which

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         shall be payable in cash upon consummation of the Transaction, shall be calculated as the greater of (i) $150,000 and (ii) a percentage of the Aggregate Value of the Transaction as follows (the "Percentage Fee"):

         ------------------------------------------------------- -----------------------------------------------------
                            AGGREGATE VALUE                                         PERCENTAGE FEE
         ------------------------------------------------------- -----------------------------------------------------
         Less than $ 3,000,000                                   5% of Aggregate Value
         ------------------------------------------------------- -----------------------------------------------------
         From $ 3,000,000.01 up to and including $ 10,000,000    $  150,000  PLUS the  product  of (a) the  Aggregate
                                                                 Value MINUS $ 3,000,000 and (b)  4.0%
         ------------------------------------------------------- -----------------------------------------------------
         From $ 10,000,000.01 up to and including $ 15,000,000   $  430,000  PLUS the  product  of (a) the  Aggregate
                                                                 Value MINUS $ 10,000,000 and (b)  3.0%
         ------------------------------------------------------- -----------------------------------------------------
         From $ 15,000,000.01 up to and including $ 20,000,000   $  580,000  PLUS the  product  of (a) the  Aggregate
                                                                 Value MINUS $ 15,000,000 and (b)  2.0%
         ------------------------------------------------------- -----------------------------------------------------
         From  20,000,000.01 up to and including $ 25,000,000    $  680,000  PLUS the  product  of (a) the  Aggregate
                                                                 Value MINUS $ 20,000,000 and (b)  1.0%
         ------------------------------------------------------- -----------------------------------------------------
         From $ 25,000,000.01 up to and including $ 30,000,000   $  730,000  PLUS the  product  of (a) the  Aggregate
                                                                 Value MINUS $ 25,000,000 and (b)  0.5%
         ------------------------------------------------------- -----------------------------------------------------
         From $ 30,000,000.01 and above                          $  755,000  PLUS the  product  of (a) the  Aggregate
                                                                 Value MINUS $ 30,000,000 and (b)  0.5%
         ------------------------------------------------------- -----------------------------------------------------

         The "Aggregate Value" means the aggregate value of all cash, securities and other property paid to the Company and/or its stockholders for the Company or its equity in connection with a Transaction, including all indebtedness of the Company repaid or assumed, directly or indirectly, (by operation of law or otherwise) in connection with such Transaction. In the event that the consideration received in a Transaction is paid in whole or in part in the form of securities or other property, then, for purposes of calculating the Advisory Fee hereunder, the value of such securities or other property shall be the fair market value thereof (as agreed upon by the parties) on the day immediately preceding the consummation of such Transaction; provided, however, that if such securities consist of securities with an existing public trading market, the value thereof shall be determined by the average of the last sales prices of such securities on the 20 trading days immediately preceding the consummation of such Transaction. Any amounts payable to the Company, any stockholder of the Company or any affiliate of the Company in connection with a non-competition, employment, consulting, licensing, supply or other agreement shall be deemed consideration, except in the case of non-competition, employment or consulting agreements to the extent such amounts represent the fair value of services to be rendered. Any contingent or conditional consideration will be valued using generally accepted valuation methods as used agreed upon by the parties. If the consideration to be paid is computed in a foreign currency, the value of such foreign currency, for purposes of calculating the Advisory Fee, shall be converted into U.S. Dollars at the average of the exchange rate for the 20 trading days immediately preceding the date on which the Transaction is consummated.

         "Transaction" shall include any sale or other form of transaction whereby, directly or indirectly, control of, or a material interest in, the Company or any portion of its businesses or assets is transferred for consideration to 3M or any of its divisions or subsidiaries, including, without limitation, a sale or exchange of capital stock or assets, a merger or consolidation, a tender or exchange offer, or any similar transaction which results in the transfer, sale or license of a business, product, technology, intellectual property, or other asset of the Company. It is the intention of the parties to have the Advisory Fee be approximately the same regardless of the form of the Transaction.

         With the prior, written consent of the Company, the definition of "Transaction" shall be expanded to include additional third parties beyond 3M provided Ocean Tomo receives prior written approval from the Company of each specific party being contacted by Ocean Tomo in regards to a possible Transaction as contemplated by this letter agreement.

3. CONFIDENTIALITY. In connection with this engagement, the Company agrees to furnish Ocean Tomo with all information concerning the Company that is necessary for Ocean Tomo to perform its functions under this letter


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         agreement, and to provide it with access to the Company's officers, directors, employees, accountants, counsel and other representatives, it being understood that Ocean Tomo will rely solely upon such information supplied by the Company and its representatives, without assuming any responsibility for the accuracy or completeness of such information, or the independent investigation or verification thereof. The Company represents that all information furnished by it or on its behalf to Ocean Tomo will be accurate and complete in all material respects at the time it is supplied.

         Ocean Tomo hereby agrees to use all information provided to it by the Company solely for the purpose of rendering services to the Company pursuant to this engagement, and to treat confidentially such information for so long as such information remains non-public. Ocean Tomo will not disclose any such information to a third party without the prior consent of the Company and then only to those persons who have a strict need to know and who are subject to a like confidentiality obligation as that embodied hereby, unless Ocean Tomo is requested or is legally required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any such information and has provided the Company with notice of any of the foregoing and an opportunity to object to such demand or request. Ocean Tomo agrees to keep all information strictly confidential and will accord the information at least the level of protection that Ocean Tomo accords its own highly confidential, trade secret, and proprietary business information, which level shall be, at a minimum, that of a reasonably prudent person. Ocean Tomo acknowledges and agrees that the information provided by the Company is the confidential and proprietary business information of the Company, and further contains trade secrets of the Company, whose whole or partial disclosure, or improper use, whether deliberate or inadvertent, will irreparably harm the Company.

4.       TERM OF AGREEMENT. Subject to early termination in accordance with
         Section 8(e) below, this letter agreement shall continue in full force and effect for 6 months.

5. EXPENSES. The Company hereby agrees to reimburse Ocean Tomo for all reasonable out-of-pocket expenses incurred after the date of this letter agreement in connection with the performance of the services described herein, including, but not limited to, travel, meals, lodging, expenses for presentation and financial materials; provided, however, that Ocean Tomo shall not be reimbursed for any legal fees or related expenses. Such expenses will be payable promptly upon Ocean Tomo's written request, which request shall include documentation evidencing the expenses incurred. Ocean Tomo agrees not to incur any individual expense greater than $ 1,000 nor expenses greater than $5,000 in the aggregate without the prior written consent of the Company.

6. INDEMNIFICATION. Since Ocean Tomo will be acting on behalf of the Company in connection with its engagement hereunder, Annex A attached hereto and incorporated herein sets forth the agreement of the parties relating to the indemnification by the Company of Ocean Tomo and its affiliates, and their respective directors, officers, partners, members, managers, agents, representatives and employees. The terms and provisions of Annex A will survive any termination or expiration of this letter agreement.

8.       OTHER MATTERS.

         (a) Any advice or opinions provided by Ocean Tomo may not be disclosed by the Company or any of its directors, officers, employees or representatives or referred to publicly or to any third party by any of them except in accordance with Ocean Tomo's written consent.

         (b) The Company represents that it has all requisite power and authority to enter into this letter agreement, and that this letter agreement has been duly and validly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

         (c) The terms and conditions of this letter agreement shall not be amended or modified and this letter agreement may not be assigned except by written agreement of both parties.


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         (d)      This letter agreement may not be assigned by Ocean Tomo, by operation of law or otherwise, without the prior written consent of the Company. This letter agreement shall be binding upon the Company and Ocean Tomo and their respective successors and assigns.

         (e) The Company or Ocean Tomo may terminate this letter agreement with thirty (30) days prior written notice to the other party hereto. In the event of any termination of Ocean Tomo's engagement by the Company, the Company shall continue to be obligated to pay and Ocean Tomo shall continue to be entitled to receive all consideration for retainer payments that are due and owing prior to the effective date of the termination, and reimbursement for expenses incurred prior to the effective date of the termination. In the event of any termination of Ocean Tomo's engagement hereunder by the Company, the Company shall continue to be obligated to pay and Ocean Tomo shall continue to be entitled to receive all consideration set forth in Paragraphs 2 and 5 above, including receipt of compensation in the event a Transaction is closed with (i) third parties originally contacted by Ocean Tomo with the written permission of the Company, or at the written request of the Company, or
                  (ii) third parties with whom the Company and/or Ocean Tomo with the prior written consent of the Company had discussions, each during the term of this engagement.

         (f) Until the termination of this letter agreement, the Company will not solicit or negotiate with or retain any other outside strategic advisor placement agent or underwriter in connection with: (i) the Transaction, and (ii) any other business where the engagement of such other outside strategic advisor or agent there could create a potential conflict of interest between Ocean Tomo and such other advisor as determined in the reasonable judgment of the Company in consultation with Ocean Tomo.

         (g) This letter agreement shall be governed by and construed in accordance with the laws of the state of Illinois, in the United States of America.

         (h) This letter agreement constitutes the entire agreement between the parties and supersedes and cancels any and all prior or contemporaneous arrangements, understandings and agreements, written or oral, between them relating to the subject matter hereof.

We are delighted to accept this engagement and look forward to working with you. If this letter agreement correctly sets forth your understanding of our agreement, please execute where indicated below and return to the attention of Ocean Tomo an original executed version at your earliest convenience.

Sincerely,


John A. Amster
Managing Director


Genex Technologies, Inc.


By: _______________________________

Name: Jason Geng

Title: CEO

Date: 10/17/2003


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

                                     ANNEX A

                           INDEMNIFICATION PROVISIONS

         Pursuant to the terms of the letter agreement dated as of October __, 2003, by and between Genex Technologies, Inc. ("Genex", or the "Company") and Ocean Tomo, LLC, d.b.a. I|C|M|B Ocean Tomo ("Ocean Tomo") to which this Annex A is attached (as amended, restated or otherwise modified from time to time, the "Agreement"), the Company agrees (a) to indemnify, defend and hold harmless Ocean Tomo and its affiliates, and their respective directors, officers, partners, members, managers, agents, representatives and employees (Ocean Tomo and each such entities or persons being referred to as an "Indemnified Person"), from and against any losses, claims, demands, damages or liabilities of any kind relating to or arising out of activities performed or services furnished pursuant to the Agreement, any matters related thereto or Ocean Tomo's role in connection therewith, and (b) to reimburse each Indemnified Person for all reasonable expenses (including reasonable fees and disbursements of counsel) incurred by such Indemnified Person in connection with investigating, preparing or defending any investigative, administrative, judicial or regulatory action or proceeding in any jurisdiction related to or arising out of such activities, services, matters or role, whether or not in connection with pending or threatened litigation to which any Indemnified Person is a party, in each case as such reasonable expenses are incurred or paid, other than any such losses, claims, demands, damages, liabilities or expenses to the extent they result from an Indemnified Person's gross negligence, recklessness or willful misconduct. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it or any of its securityholders or creditors for or in connection with the Agreement, any matters related thereto or Ocean Tomo's role or services in connection therewith, except for any such liability for losses, claims, demands, damages, liabilities or expenses incurred by the Company to the extent they result from any Indemnified Person's gross negligence, recklessness or willful misconduct.

         Ocean Tomo shall use its reasonable efforts to notify the Company of any claim for indemnification hereunder. Should any lawsuit, administrative proceeding or self-regulatory organization proceeding (collectively, a "Proceeding") be formally instituted against Ocean Tomo or any Indemnified Person based, directly or indirectly, on Ocean Tomo's engagement under the Agreement, the Company will be entitled to participate therein and, to the extent that it may wish, to assume the defense of the Proceeding, with counsel reasonably satisfactory to Ocean Tomo, so long as the Company continues to pay all costs and expenses of the defense and preparation for such Proceeding. Even if the Company assumes the defense of a Proceeding, each Indemnified Person will have the right to participate in such Proceeding and to retain its own counsel at such Indemnified Person's own expense. Furthermore, each Indemnified Person shall have the right to employ its own counsel in any Proceeding and to require the Company to pay all reasonable fees and expenses of such counsel as they are incurred if:
         (a) such Indemnified Person has been advised by such counsel that there may be legal defenses available to it which are different from or additional to defenses available to the Company (in which case the Company shall not have the right to assume the defense of the Proceeding on behalf of such Indemnified Person); (b) the Company shall not have assumed the defense of the Proceeding and employed counsel reasonably satisfactory to Ocean Tomo in a timely matter; or (c) the Company shall have authorized the employment of such counsel in connection with the defense of the Proceeding.

         No Indemnified Person shall be liable for any settlement of any litigation or proceeding effected without Ocean Tomo's written consent, provided that such consent shall not be unreasonably withheld. The Company will not, without Ocean Tomo's written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any claim, action or proceeding in respect of which indemnity may be sought hereunder, whether or not any Indemnified Person is an actual or potential party thereto, unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from any liabilities arising out of such claim, action or proceeding.

         If the foregoing indemnification is judicially determined to be unavailable to an Indemnified Person (other than in accordance with the terms hereof), the Company shall contribute to the losses, claims, demands, damages, liabilities and expenses referred to herein that are paid or payable by such Indemnified Person in such proportion as is


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         appropriate to reflect the relative fault of the Company and its securityholders and creditors, on the one hand, and the Indemnified Person, on the other hand, in any transaction, and any other relevant equitable considerations.

         THE COMPANY AND OCEAN TOMO AGREE THAT ALL ACTIONS TO ENFORCE THE AGREEMENT AND THIS ANNEX A AND ALL DISPUTES AMONG OR BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG OR BETWEEN THEM IN CONNECTION WITH THE AGREEMENT AND THIS ANNEX A, WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY A COURT LOCATED IN COOK COUNTY, ILLINOIS, AND THE COMPANY AND OCEAN TOMO HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF SUCH COURT. THE COMPANY AND OCEAN TOMO HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THE AGREEMENT, THIS ANNEX A OR OCEAN TOMO'S PERFORMANCE OF THE SERVICES REFERRED TO IN THE AGREEMENT.

         If multiple claims are brought against any Indemnified Person or Indemnified Persons in an arbitration related to, arising out of or in connection with Ocean Tomo's engagement under the Agreement, with respect to at least one of which such claims indemnification is permitted and provided for hereunder, the Company agrees that any arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for hereunder, except to the extent the arbitration award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is unavailable. The provisions of this Annex A shall be governed by Illinois law and shall survive any expiration, termination or completion of the Agreement or Ocean Tomo's engagement under the Agreement.


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